Exhibit 99.2

Evolent Health, Inc. Announces Exchange Offer and Private Placement of $117 Million Principal Amount of 3.50% Convertible Senior Notes Due 2024; Retires $98 Million Principal Amount of 2.00% Convertible Senior Notes Due 2021

WASHINGTON, August 14, 2020 /PRNewswire/ -- Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers (“Evolent”), announced today that it has entered into privately negotiated exchange and/or subscription agreements, with certain holders of its outstanding 2.00% Convertible Senior Notes due 2021 (the “2021 Notes”) and certain new investors pursuant to which Evolent will issue $84.2 million aggregate principal amount of 3.50% Convertible Senior Notes due 2024 (the “New Notes”) in exchange for $84.2 million aggregate principal amount of the 2021 Notes and an aggregate cash payment of $2.5 million (the “Exchange Transactions”) and issue $32.8 million aggregate principal amount of New Notes for cash at par (the “Subscription Transactions”). The Exchange Transactions and the Subscription Transactions are expected to close concurrently on or about August 19, 2020, subject to customary closing conditions.

Evolent will not receive any cash proceeds from the Exchange Transactions. Evolent estimates that net cash proceeds from the Subscription Transactions will be approximately $27.4 million after deducting estimated offering expenses for both the Exchange Transactions and the Subscription Transactions and the cash paid to participants in connection with the Exchange Transactions. Evolent expects to use a portion of the net proceeds from the offering of the New Notes to repurchase a portion of its outstanding 2021 Notes in privately negotiated transactions for cash, with remaining amounts used for general corporate purposes. Simultaneous with the execution of documentation for the Exchange Transactions and the Subscription Transactions, the Company has executed agreements with holders of 2021 Notes to repurchase an aggregate $14.0 principal amount of 2021 Notes (the “2021 Note Repurchase”) immediately following the Exchange Transactions and the Subscription Transactions. Following the completion of the Exchange Transactions and the 2021 Note Repurchase, $26.7 in aggregate principal amount of the 2021 Notes will remain outstanding with terms unchanged.

Interest on the New Notes will be payable semiannually in arrears on December 1 and June 1 of each year, beginning on December 1, 2020, at a rate equal to 3.50% per annum. The notes will mature on December 1, 2024 unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date. The New Notes will be convertible into cash, shares of Evolent's Class A common stock, or a combination of cash and shares of Evolent's Class A common stock, at Evolent's election, based on an initial conversion rate of 54.8667 shares of Class A common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $18.23 per share of Class A common stock. The initial conversion price represents a premium of approximately 30% over the closing price of the Class A common stock on the New York Stock Exchange on August 13, 2020.

Holders of the New Notes may require Evolent to repurchase their Notes upon the occurrence of a fundamental change at a price equal to 100% of the principal amount of the notes being repurchased, plus any accrued and unpaid interest. Evolent may redeem for cash all or any portion of the New Notes, at its option, on or after March 1, 2023, if the last reported sale price of Evolent's Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period)

ending on, and including, the trading day immediately preceding the date on which Evolent provides notice of redemption, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The New Notes and any shares of common stock issuable upon conversion of the New Notes have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements.

This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

ABOUT EVOLENT HEALTH

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts

Bob East Kim Conquest
443.213.0500 540.435.2095
Investor Relations Media Relations
InvestorRelations@evolenthealth.com KConquest@evolenthealth.com

EVOLENT HEALTH’S FORWARD-LOOKING STATEMENT

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, including the expected closing of the Exchange Transactions, the Subscription Transactions and the 2021 Note Repurchase, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents filed with the SEC include risk factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.